                                                                     EXHIBIT 1.1

 ______________________________________________________________________________
 ______________________________________________________________________________



                            METRO-GOLDWYN-MAYER INC.
                            (a Delaware corporation)



                       7,200,000 Shares of Common Stock


                            U.S. PURCHASE AGREEMENT
                            -----------------------



Dated:  November __, 1997

 ______________________________________________________________________________
 ______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                  PAGE
1.   Representations and Warranties................................................  3
     (a)  Representations and Warranties by the Company and Certain of its
          Subsidiaries.............................................................  3
         (i)     Compliance with Registration Requirements.........................  4
         (ii)    Independent Accountants...........................................  5
         (iii)   Financial Statements..............................................  5
         (iv)    No Material Adverse Change in Business............................  5
         (v)     Good Standing of the Company......................................  6
         (vi)    Good Standing of Subsidiaries.....................................  6
         (vii)   Capitalization....................................................  6
         (viii)  Authorization of Agreement........................................  7
         (ix)    Authorization and Description of Securities.......................  7
         (x)     Absence of Defaults and Conflicts.................................  7
         (xi)    Absence of Labor Dispute..........................................  8
         (xii)   Absence of Proceedings............................................  8
         (xiii)  Accuracy of Exhibits..............................................  8
         (xiv)   Possession of Intellectual Property...............................  8
         (xv)    Absence of Further Requirements...................................  9
         (xvi)   Possession of Licenses and Permits................................  9
         (xvii)  Title to Property.................................................  9
         (xviii) Compliance with Cuba Act.......................................... 10
         (xix)   Investment Company Act............................................ 10
         (xx)    Environmental Laws................................................ 10
         (xxi)   Registration Rights............................................... 11
         (xxii)  1934 Act.......................................................... 11
         (xxiii) Amended Credit Facility........................................... 11
         (xxiv)  Insurance......................................................... 11
     (b) Officer's Certificates.................................................... 11

2.   Sale and Delivery to U.S. Underwriters; Closing............................... 11
     (a) Initial Securities........................................................ 11
     (b) Option Securities......................................................... 11
     (c) Payment................................................................... 12
     (d) Denominations; Registration............................................... 12
     (e) Appointment of Qualified Independent Underwriter.......................... 13

3.   Covenants of the Company...................................................... 13
     (a) Compliance with Securities Regulations and Commission Requests............ 13
     (b) Filing of Amendments...................................................... 13
     (c) Delivery of Registration Statements....................................... 14
     (d) Delivery of Prospectuses.................................................. 14
     (e) Continued Compliance with Securities Laws................................. 14

     (f) Blue Sky Qualifications................................................... 15
     (g) Rule 158.................................................................. 15
     (h) Use of Proceeds........................................................... 15
     (i) Listing................................................................... 15
     (j) Restriction on Sale of Securities......................................... 15
     (k) Reporting Requirements.................................................... 16
     (l) Compliance with NASD Rules................................................ 16

4.   Payment of Expenses........................................................... 16
     (a) Expenses.................................................................. 16
     (b) Termination of Agreement.................................................. 17

5.   Conditions of Underwriters' Obligations....................................... 17
     (a) Effectiveness of Registration Statement................................... 17
     (b) Opinion of Counsel for Company............................................ 17
     (c) Opinions of Counsel and Special Counsel for Underwriters.................. 17
         (i)  Opinion of Counsel for Underwriters.................................. 18
         (ii) Letter from Special Counsel for Underwriters......................... 18
     (d) Officers' Certificate..................................................... 18
     (e) Accountant's Comfort Letter............................................... 18
     (f) Bring-down Comfort Letter................................................. 19
     (g) Approval of Listing....................................................... 19
     (h) No Objection.............................................................. 19
     (i) Lock-up Agreements........................................................ 19
     (j) Purchase of Initial International Securities.............................. 19
     (k) Tracinda Purchase......................................................... 19
     (l) Conditions to Purchase of U.S. Option Securities.......................... 19
         (i)   Officers' Certificate............................................... 19
         (ii)  Opinion of Counsel for Company...................................... 20
         (iii) Opinion of Counsel for U.S. Underwriters............................ 20
         (iv)  Bring-down Comfort Letter........................................... 20
     (m) Additional Documents...................................................... 20
     (n) Termination of Agreement.................................................. 20

6.   Indemnification............................................................... 20
     (a) Indemnification of U.S. Underwriters...................................... 20
     (b) Indemnification of Company, Directors and Officers........................ 22
     (c) Actions against Parties; Notification..................................... 23
     (d) Settlement without Consent if Failure to Reimburse........................ 23
     (e) Indemnification for Reserved Securities................................... 24

7.   Contribution.................................................................. 24

8.   Representations, Warranties and Agreements to Survive Delivery................ 26

9.   Termination of Agreement...................................................... 26
     (a) Termination; General...................................................... 26

     (b) Liabilities............................................................... 26

10.  Default by One or More of the Underwriters.................................... 26

11.  Notices....................................................................... 27

12.  Parties....................................................................... 27

13.  GOVERNING LAW AND TIME........................................................ 28

14.  Effect of Headings............................................................ 28


              SCHEDULES
              Schedule A - List of Underwriters
              Schedule B - Pricing Information
              Schedule C - List of Persons Subject to Lock-up

              EXHIBITS
              Exhibit A1  -  Form of Opinion of Company's Counsel
              Exhibit A2  -  Form of Opinion of Underwriter's Special Counsel
              Exhibit B   -  Form of Lock-up Letter

                            METRO-GOLDWYN-MAYER INC.

                            (a Delaware corporation)

                       7,200,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT
                               ------------------

                                                               November __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
J.P. Morgan & Co.
Bear, Stearns & Co. Inc.
Furman Selz LLC
 as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
    Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan & Co., Bear, Stearns & Co. Inc. and Furman Selz LLC are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 864,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 7,200,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 864,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 1,800,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, J.P. Morgan Securities Ltd., Bear, Stearns International Limited and Furman Selz LLC are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 216,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

     The Company and the U.S. Underwriters agree that up to _______ shares of the Securities to be purchased by the U.S. Underwriters and that up to _______ shares of the Initial International Securities to be purchased by the International Managers (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-35411) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Forms of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively,and collectively, the "Prospectuses." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, or the International Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

1.   Representations and Warranties.
     ------------------------------

     (a) Representations and Warranties by the Company and Certain of its Subsidiaries. The Company and each subsidiary of the Company named on the signature pages hereto (the "Signatory Subsidiaries"), jointly and severally, represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

          (i) Compliance with Registration Requirements.  Each of the
              -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company (which shall mean for all purposes in this Agreement the knowledge of the senior executives of the Company and each of the Signatory Subsidiaries "knowledge of the Company"), are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the U.S. Representatives expressly for use in the Registration Statement or Prospectus.

          The preliminary prospectus filed as part of Amendment No. 1 to the Registration Statement, each subsequent preliminary prospectus, filed as a part of an amendment to the Registration Statement, and the Prospectuses included in the Registration Statement at the time it became effective or filed pursuant to Rule 424 under the 1933 Act, complied as to form when the Registration Statement became effective or when so filed, as applicable, in all material respects with the 1933 Act

     Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)  Independent Accountants.  Each of the accountants who certified
                -----------------------
     the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements.  The financial statements included in the
                --------------------
     Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company, its predecessors and their respective consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.

          (iv)  No Material Adverse Change in Business.  Since the respective
                --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, properties, business affairs or, to the knowledge of the Company, business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)   Good Standing of the Company. The Company has been duly
                ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)  Good Standing of Subsidiaries. Each "significant subsidiary" of
                -----------------------------
     the Company (as such term is defined in Rule 1-02 of Regulation S-X), each Signatory Subsidiary (each a "Subsidiary" and, collectively, the "Subsidiaries"), and, to the Company's knowledge (without any obligation to make any inquiries or any independent investigation), United International Pictures ("UIP"), has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; all of the outstanding partnership interests in each partnership subsidiary and, to the Company's knowledge (without any obligation to make any inquiries or any independent investigation) UIP, have been duly authorized by such partnership; and except as disclosed in the Prospectus, all of such capital stock and partnership interests are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All of the Subsidiaries of the Company are listed on Exhibit 21 to the Registration Statement.

          (vii) Capitalization.  The authorized, issued and outstanding capital
                --------------
     stock of the Company is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses, or pursuant to the Tracinda Purchase (as defined in the Registration Statement), or pursuant to the exercise of convertible securities or options referred to in the Prospectuses and except for the Series A Preferred Stock Conversion and the Stock Split, each as referred to in the

     Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii)  Authorization of Agreement.  This Agreement and the
                  --------------------------
     International Purchase Agreement have been duly authorized, executed and delivered by the Company and the Signatory Subsidiaries.

          (ix)    Authorization and Description of Securities. The Securities
                  -------------------------------------------
     have been duly authorized for issuance and sale to the U.S. Underwriters and the International Managers by the Company and, when issued and delivered by the Company pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to any description thereof set forth in the stock certificates evidencing the Common Stock, the Company's Restated Certificate of Incorporation and bylaws; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities in the Offering is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x)     Absence of Defaults and Conflicts. Neither the Company nor any
                  ---------------------------------
     of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated herein, and in the Registration Statement (including the issuance and sale of the Securities, Metro-Goldwyn-Mayer Studios Inc.'s and Orion Pictures Corporation's execution of the Amended Credit Facility (as defined in the Registration Statement) and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company and the Signatory Subsidiaries with their respective obligations hereunder and the International Purchase Agreement have been duly authorized by all necessary corporate and partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except in the case of clause (ii) for such violations that would not have a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xi)   Absence of Labor Dispute. No labor dispute with the employees
                 ------------------------
     of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xii)   Absence of Proceedings.  There is no action, suit, proceeding,
                  ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which the Company believes is likely to result in a Material Adverse Effect, or which the Company believes is likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Material Adverse Effect.

          (xiii)  Accuracy of Exhibits.  There are no contracts or documents
                  --------------------
     which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described or filed as required.

          (xiv)  Possession of Intellectual Property.  The Company and its
                 -----------------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

     (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xv) Absence of Further Requirements.  No filing with, or
               -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state and foreign securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in connection with the offering of the Reserved Securities.

          (xvi)  Possession of Licenses and Permits.  The Company and its
                 ----------------------------------
     subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where lack of such possession would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xvii) Title to Property.  Neither the Company nor any of its
                 -----------------
     subsidiaries own any real property and the Company and each of its subsidiaries have good title to all properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind ("Encumbrances") except Encumbrances which (a) are described or referred to in the Prospectuses,
     (b) do not, singly or in the aggregate, materially affect the value of such property, or (c) do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except where the loss of possession of such leased or subleased premises would not have a Material Adverse Effect.

          (xviii) Compliance with Cuba Act.  The Company has complied with, and
                  ------------------------
     is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xix)   Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx)    Environmental Laws.  Except as described in the Registration
                   ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxi)   Registration Rights.  Other than as described in the
                  -------------------
     Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxii)  1934 Act.  The Company has filed a registration statement
                  --------
     pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act"), to register the Common Stock, and such registration statement has been declared effective.

          (xxiii) Amended Credit Facility.  The Company has delivered to
                  -----------------------
     Merrill Lynch executed copies of the Amended Credit Facility Documents and there have been no amendments to the Amended Credit Facility.

          (xxiv)  Insurance.  Except as described in the Registration Statement,
                  ---------
     the Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their respective businesses, all of which insurance is in full force and effect.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

2.   Sale and Delivery to U.S. Underwriters; Closing.
     -----------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 864,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for the Initial Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, Los Angeles, or at such place as shall be agreed to by the Global Coordinator and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, if any or all of the U.S. Option Securities are purchased by the Underwriters, payment of the purchase price for such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the

Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter". The Company and the U.S. Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the U.S. Securities.

3.   Covenants of the Company.  The Company covenants with each U.S. Underwriter
     ------------------------
as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, if it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses and will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement, and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses. The Company also agrees not to accelerate the exercise period of all or any portion of any option outstanding at the Closing Time to a date less than 180 days from the date of the Prospectuses without the prior written consent of the Global Coordinator.

     (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

4.   Payment of Expenses.
     -------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and
(ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xi) the fees and disbursements of O'Melveny & Myers LLP for legal due diligence with respect to Company's Intellectual Property and contractual rights to films and television programs in the Library (as defined in the Registration Statement), and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

     (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

5.   Conditions of Underwriters' Obligations.  The obligations of the several
     ---------------------------------------
Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Opinions of Counsel and Special Counsel for Underwriters.

          (i) Opinion of Counsel for Underwriters.  At Closing Time, the U.S.
              -----------------------------------
     Representatives shall have received the favorable opinion, dated as of Closing Time, of O'Melveny & Myers LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, with respect to the matters set forth in clauses
     (i), (v), (vi) (solely as to preemptive or other similar rights arising under the charter or bylaws of the Company), (viii) through (xi), inclusive, (xiii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto (except with respect to any description or interpretation of the WHV Agreement or any dispute relating thereto). In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (ii) Letter from Special Counsel for Underwriters.  At Closing Time,
               --------------------------------------------
     the U.S. Representatives shall have received a letter, dated as of the Closing Time, from Cahill Gordon & Reindel, special counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, in the form of Exhibit A2 hereto.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, properties, business affairs or, to the knowledge of the Company, business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the Vice Chairman or a Senior Executive Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from each of Arthur Andersen LLP, Price Waterhouse LLP and KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of Arthur Andersen LLP, Price Waterhouse LLP and KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

     (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

     (k) Tracinda Purchase. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, Tracinda shall have made the Tracinda Purchase, and all executed copies of all documents relating to the Tracinda Purchase shall have been delivered to the U.S. Representatives.

     (l) Conditions to Purchase of U.S. Option Securities. If the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

          (i) Officers' Certificate.  A certificate, dated such Date of
              ---------------------
     Delivery, of the Vice Chairman or a Senior Executive Vice President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company.  The favorable opinion of Gibson,
               ------------------------------
     Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(b) hereof.

          (iii)  Opinion of Counsel for U.S. Underwriters.  The favorable
                 ----------------------------------------
     opinion of O'Melveny & Myers LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter.  A letter from each of Arthur Andersen
               -------------------------
     LLP, Price Waterhouse LLP and KPMG Peat Marwick LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the U.S. Underwriters.

     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

6.   Indemnification.
     ---------------

     (a) Indemnification of U.S. Underwriters.

     (1) The Company and each Signatory Subsidiary, jointly and severally, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions in connection with the offer or sale of Reserved Securities and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Australia, Canada, France and the United Kingdom in connection with the reservation and sale of the Reserved Securities to eligible employees of, and persons having business relationships with, the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the

U.S. Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to a U.S. Underwriter with respect to any preliminary U.S. prospectus or U.S. Prospectus (or any amendments or supplements thereto) to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold U.S. Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the applicable prospectus (as then amended or supplemented if the Company has furnished any amendments or supplements thereto) if the Company has previously furnished a copy of such prospectus (or amendment or supplement thereto) to such U.S. Underwriter sufficiently in advance of such confirmation date to allow for distribution by such date and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from any previously delivered preliminary U.S. prospectus or U.S. Prospectus (or amendment or supplement thereto) which was corrected in such prospectus as amended or supplemented prior to such confirmation.

     (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the U.S. Securities except to the extent resulting primarily from the bad faith or gross negligence of the Independent Underwriter.

     (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably delayed or withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) or Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) or Section 6(a)(1)(iii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees of, and persons having business relationships with, the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

7.   Contribution.  If the indemnification provided for in Section 6 hereof is
     ------------
for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus.

     The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof.

     The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

8.   Representations, Warranties and Agreements to Survive Delivery.  All
     --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters, provided that in no event shall this Section 9 be construed as a waiver by the Company of any applicable statue of limitations.

9.   Termination of Agreement.
     ------------------------

     (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

10.  Default by One or More of the Underwriters.  If one or more of the
     ------------------------------------------
Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting

     U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for an U.S. Underwriter under this Section 10.

11.  Notices.  All notices and other communications hereunder shall be in
     -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201 and 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of Mr. John Curran and Ms. Cara Londin, with a copy to O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067, attention of Kendall Bishop, Esq.; and notices to the Company shall be directed to it at 2500 Broadway Street, Santa Monica, California 90404, attention of David Johnson, Esq., with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, attention of Bruce Meyer, Esq.

12.  Parties.  This Agreement shall each inure to the benefit of and be binding
     -------
upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
     ----------------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

14.  Effect of Headings.  The Article and Section headings herein and the Table
     ------------------
of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.


                              Very truly yours,

                              METRO-GOLDWYN-MAYER INC.



                              By:
                                    Title:


                              GOLDWYN ENTERTAINMENT COMPANY



                              By:____________________________
                                    Title:___________________


                              METRO-GOLDWYN-MAYER STUDIOS INC.



                              By:____________________________
                                    Title:___________________


                              ORION PICTURES CORPORATION



                              By:____________________________
                                    Title:___________________


                              UNITED ARTISTS CORPORATION


                              By:____________________________
                                    Title:___________________

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
J.P. MORGAN & CO.
BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED



By:_________________________
     Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                        Number of
                                                       Initial U.S.
Name of U.S. Underwriter                                Securities
------------------------                                ----------

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated .................................
J.P. Morgan & Co ..................................
Bear, Stearns & Co. Inc ...........................
Furman Selz LLC ...................................






                                                         ---------
Total.............................................       7,200,000
                                                         =========


                                 Schedule A-1

                                   SCHEDULE B

                            METRO-GOLDWYN-MAYER INC.

                       7,200,000 Shares of Common Stock

                           (Par Value $.01 Per Share)



     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $..


     2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $., being an amount equal to the initial public offering price set forth above less $. per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.


                                 Schedule B-1

                                   SCHEDULE C


Frank G. Mancuso
A. Robert Pisano
James D. Aljian
Michael R. Gleason
Kirk Kerkorian
Kerry M. Stokes
Jerome B. York
Michael G. Corrigan
David G. Johnson
William A. Jones
Tracinda Corporation
Miltonstar Property
Celsus Financial Corp.
John P. Symes
Lawrence D. Gleason
Richard B. Cohen


                                 Schedule C-1

                                   Exhibit A1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  Section 5(b)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business require such qualification, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, properties, or business of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect").

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses, or pursuant to the Tracinda Purchase, or pursuant to the exercise of convertible securities or options referred to in the Prospectuses and except for the "Series A Preferred Stock Conversion" and the "Stock Split" (as such terms are defined in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company which may exist under the certificate of incorporation or bylaws of the Company or under the agreements that have been filed as exhibits to the Registration Statement.

     (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.


                                     A1-1

     (vi) The issuance of the Securities is not subject to any preemptive or other similar rights of any securityholder of the Company which may exist under the certificate of incorporation or bylaws of the Company or under the agreements that have been filed as exhibits to the Registration Statement.

     (vii) Each of the subsidiaries of the Company listed on Exhibit 21 to Amendment No. 1 to the Registration Statement which have been incorporated under the laws of Delaware or New York (the "U.S. Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business require such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each U.S. Subsidiary has been duly authorized and validly issued, and is fully paid, non-assessable and owned of record by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance; none of the outstanding shares of capital stock of any U.S. Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such U.S. Subsidiary which may exist under the certificate of incorporation or bylaws of such U.S. Subsidiary or under agreements that have been filed as exhibits to the Registration Statement.

     (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (ix) The Registration Statement[, including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (x) The Registration Statement[, including any Rule 462(b) Registration Statement,] and the Rule 430A Information[, as applicable], the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.


                                     A1-2

     (xi) To evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Company.

     (xii) Except for the matters described in the Prospectuses, to the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, that is required to be disclosed in the Prospectuses pursuant to the 1933 Act and the 1933 Act Regulations or which might reasonably be expected to materially and adversely affect the enforceability of the U.S. Purchase Agreement and the International Purchase Agreement.

     (xiii) The information in the Prospectuses under "Risk Factors - Ownership and Control of Principal Stockholders," "Risk Factors - Possible Anti-Takeover Effect of Certain Charter Provisions," "Risk Factors - Shares Eligible for Future Sale," "Description of Capital Stock--Common Stock", "Management - Limitation of Liability and Indemnification Matters," "Description of Capital Stock," "Ownership of Voting Securities - Investors Shareholder Agreement," "Ownership of Voting Securities - Shareholders Agreement," and "Shares Eligible for Future Sale" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xiv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

     (xv) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xvi) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and, except as described in the Registration Statement and except for such defaults that would not result in a Material Adverse Effect, no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement.

     (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization,

                                     A1-3
execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xviii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not, and (other than the indemnification and contribution provisions thereof, as to which we express no opinion) will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, that has been filed as an exhibit to the Registration Statement and to which the Company or any subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any U.S. Subsidiary, or (other than (a) the federal securities laws and regulations, except to the extent specifically set forth herein, or (b) the securities or blue sky laws of the various states of the United States of America, as to which we express no opinion, and except for such violations that would not have a Material Adverse Effect) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     (xix) Except as discussed in the Registration Statement, to the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xx) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

Such opinion shall also state as follows:

     During the course of preparation of the Registration Statement and the Prospectuses, we participated in conferences with representatives of the Company and their independent accountants and your representatives and your counsel, at which conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed. Except as specifically noted herein, we are not passing upon and do not assume any

                                     A1-4
responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses and we make no representation, express or implied, that we have independently verified the accuracy, completeness or fairness of such statements. However, based on and subject to the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (if applicable), (except for financial statements, schedules and other financial data included therein or omitted therefrom or information derived from the foregoing, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements, schedules and other financial data included therein or omitted therefrom or information derived from the foregoing, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                     A1-5

                                   EXHIBIT A2



                               [         ], 1997



Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Furman Selz LLC
     as U.S. Representatives of the several
     U.S. Underwriters listed on Schedule A
     to the U.S. Purchase Agreement referred to below


Merrill Lynch International
J.P. Morgan Securities Ltd.
Bear, Stearns International Ltd.
Furman Selz LLC
     as Lead Managers of the several International
     Managers listed on Schedule A to the U.S.
     Purchase Agreement referred to below

                    Re:  Metro-Goldwyn-Mayer Inc. - Initial
                         Public Offering of Common Stock
                         ----------------------------------

Ladies and Gentlemen:

          This letter is being furnished to you pursuant to (1) Section [   ]
of the U.S. Purchase Agreement dated as of November [    ], 1997 (the "U.S.
Purchase Agreement") by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc.

Bear, Stearns & Co. Inc., and Furman Selz LLC as U.S. Representatives of the several U.S. Underwriters listed on Schedule A thereto ("the U.S. Underwriters"), and Metro-Goldwyn-Mayer Inc., as issuer (the "Company"), relating to the issuance and sale by the Company to the U.S. Underwriters today
of an aggregate of [    ] shares of common stock, par value $.01 per share (the
"Common Stock"), of the Company, and (2) Section [   ] of the International
Purchase Agreement dated as of November [     ], 1997 (the "International
Purchase Agreement";

                                     A2-1
together with the U.S. Purchase Agreement, the "Purchase Agreements") by and among Merrill Lynch, Pierce, Fenner & Smith International, J.P. Morgan Securities Ltd., Bear, Stearns International Limited and Furman Selz LLC, as Lead Managers of the International Managers listed on Schedule A thereto (the "International Managers"), and the Company relating to the issuance and sale by
the Company to the International Managers today of an aggregate of [    ] shares
of Common Stock. Capitalized terms used herein without definition have the meanings specified in the Purchase Agreements.

          In connection with this letter, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such agreements, instruments and documents of the Company and its subsidiaries as we have deemed appropriate and have made such other investigations as we have deemed appropriate in connection with the statements set forth herein. In our examination, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the original documents of all documents submitted to us as copies and (c) the genuineness of all signatures on all documents submitted to us. We have relied, as to certain factual matters, on certificates of officers of the Company and upon representations and warranties set forth in the Purchase Agreements.

          At your request, we have reviewed (a) that certain Video Rights Agreement, dated November 1, 1990, by and among Pathe Communications Corporation, MGM-Pathe Communications Corporations, MGM/UA Communications Co., and UA Pictures, Inc. and their affiliated entities, and Warner Home Video, Inc. (collectively, the "Parties"), as amended by the First Audit Settlement Agreement, dated April 1, 1995, between the Parties (or their successors-in-interest), and the exhibits and schedules to each of the foregoing (collectively, the "WHV Agreement"), and (b) the descriptions of the WHV Agreement and any disputes relating thereto set forth in the Prospectuses and the Registration Statement (collectively, the "Disclosures"). We have also participated in telephonic conferences with certain officers and other representatives of the Company having familiarity with the WHV Agreement and the home video business of the Company and its subsidiaries to discuss the WHV Agreement and related matters. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Disclosures, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Disclosures and have made no independent check or verification thereof. Subject to the foregoing, no facts have come to our attention that cause us to believe that the Disclosures in the Registration Statement at the time it became effective or as of the Closing Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Disclosures in the Prospectuses as of their respective dates or as of the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the Disclosures, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to any financial or statistical data found in or related to the Disclosures or as to whether the WHV Agreement should or should not be filed as an exhibit to the Registration Statement).

          Neither this letter nor any part hereof may be delivered to, used or relied upon by any person other than the U.S. Underwriters and the International Managers without our prior written consent.


                                     A2-2

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(I)]

                                                                       Exhibit B
                               November ___, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated,
J.P. MORGAN & CO.
BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC
 as U.S. Representatives of the several
 U.S. Underwriters to be named in the
 within-mentioned U.S. Purchase Agreement

c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Metro-Goldwyn-Mayer Inc.
          ----------------------------------------------------

Dear Sirs:

          The undersigned, a stockholder [an officer and/or director] of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan & Co., Bear, Stearns & Co. Inc. and Furman Selz LLC (collectively, the "U.S. Representatives") propose to enter into a Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

[insert in Tracinda lock-up: provided, however, that the U.S. Representatives acknowledge that the undersigned has pledged and may pledge in the future any such shares of the Company's Common Stock now or hereafter owned by the undersigned pursuant to its existing and any future pledge or loan agreements.]

[insert in Tracinda and Seven lock-up: provided, however, that the undersigned may transfer, or grant options to purchase, up to an aggregate of [145,834] of such shares of Common Stock to the undersigned's directors, officers, employees and affiliates so long as such transferee or optionee agrees in writing to be bound by a letter agreement substantially in the form of this Letter Agreement.]


                              Very truly yours,



                              Signature:____________________________

                              Print Name:___________________________


                                      B-2